Exhibit 4.3

ALLIANCE HEALTHCARE SERVICES, INC.

as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

INDENTURE

Dated as of December 1, 2009

8% Senior Notes due 2016

8% Series B Senior Notes due 2016

ALLIANCE HEALTHCARE SERVICES, INC.(1)

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
OF 1939, AS AMENDED, AND INDENTURE, DATED AS OF DECEMBER 1, 2009

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section

310(a)	608
(a)(2)	608
(b)	609
311	606
312(a)	701
(c)	702
313(a)	703
(c)	703
314(a)(4)	1018(a)
(c)(1)	102
(c)(2)	102
(e)	102
315(a)	601
(b)	602
(c)	601(b)
(d)	601(c), 603
316(a) (last sentence)	101
(a)(1)(A)	502, 512
(a)(1)(B)	513
(b)	508
(c)	104(d)
317(a)(1)	503
(a)(2)	504
(b)	1003
318(a)	115

(1)           Note:      This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

TABLE OF CONTENTS(2)

(2)           This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

i

		Page

ARTICLE TWELVE

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 1201.	Company’s Option To Effect Legal Defeasance or Covenant Defeasance	99
Section 1202.	Legal Defeasance and Discharge	99
Section 1203.	Covenant Defeasance	99
Section 1204.	Conditions to Legal Defeasance or Covenant Defeasance	100
Section 1205.	Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions	101
Section 1206.	Reinstatement	101

v

INDENTURE, dated as of December 1, 2009, between Alliance HealthCare Services, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), having its principal office at 100 Bayview Circle, Suite 400, Newport Beach, California 92660, and The Bank of New York Mellon Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of and issuance of 8% Senior Notes due 2016 and 8% Series B Senior Notes due 2016, of substantially the tenor and amount hereinafter set forth, and to provide therefor and to provide for the Additional Notes (as defined herein) the Company has duly authorized the execution and delivery of this Indenture.

Upon issuance of Exchange Notes, if any, or the effectiveness of the Shelf Registration Statement (as defined herein) with respect to any Notes (if sooner), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

All things necessary have been done to make the Notes, when executed and duly issued by the Company and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid obligations of the Company and to make this Indenture a valid agreement of the Company in accordance with their and its terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (a) $190,000,000 aggregate principal amount of the Company’s 8% Senior Notes due 2016 (the “Original Notes”) issued on the date hereof, (b) any Additional Notes (as defined herein) that may be issued after the date hereof that include the Private Placement Legend (all such securities in clauses (a) and (b) being referred to collectively as the “Initial Notes”) and (c) if and when issued as provided in a Registration Rights Agreement or otherwise registered under the Securities Act and issued without the Private Placement Legend (including any Additional Notes), the Company’s 8% Series B Senior Notes due 2016 (the “Exchange Notes” and, together with the Initial Notes, the “Notes”).  Subject to the conditions and compliance with the covenants set forth herein, the Company may issue an unlimited aggregate principal amount of Additional Notes.

ARTICLE ONE

DEFINITIONS AND OTHER
PROVISIONS OF GENERAL
APPLICATION

Section 101.                Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

(b)           all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein, and the terms “cash transaction” and “self-liquidating paper,” as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e)           the word “or” is not exclusive; and

(f)            provisions of this Indenture apply to successive events and transactions.

Certain terms, used principally in Articles Two, Ten and Twelve, are defined in those Articles.

“2012 Notes” means the 7¼% Senior Subordinated Notes due 2012 issued pursuant to the 2004 Notes Indenture and the 2007 Notes Indenture.

“2004 Notes Indenture” means the indenture dated as of December 29, 2004, between the Company and The Bank of New York Trust Company, N.A., as trustee.

“2007 Notes Indenture” means the indenture dated as of December 4, 2007, between the Company and The Bank of New York Trust Company, N.A., as trustee.

“Accredited Investor” has the meaning set forth in Section 202.

“Acquired Indebtedness” means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act,” when used with respect to any Holder, has the meaning set forth in Section 104.

“Additional Notes” means 8% Senior Notes due 2016 or 8% Series B Senior Notes issued under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

“Affiliate Transaction” has the meaning set forth in Section 1012.

“Agent” means any Paying Agent, Authenticating Agent and Note Registrar under this Indenture.

“Agent Members” has the meaning set forth in Section 306.

“Applicable Premium” means, as determined by the Company with respect to any Note on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Note at December 1, 2012 (such redemption price being set forth as described in the Notes) plus (2) all required interest payments due on such Note through December 1, 2012 (excluding accrued but unpaid interest and Liquidated Damages, if any), computed using a discount rate equal to the Treasury Rate on such Redemption Date, plus 50 basis points over (B) the principal amount of such Note.

“Asset Sale” means (i) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a sale and leaseback) of the Company or any Restricted Subsidiary outside the ordinary course of business (each referred to in this definition as a “disposition”), or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than: (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete equipment in the ordinary course of business; (b) the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions of Section 801 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture; (c) any Restricted Payment that is permitted to be made, and is made, under Section 1009 hereof; (d) any disposition of assets with an aggregate fair market value of less than $2.0 million; (e) any disposition of property or assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly Owned Restricted Subsidiary; (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as

amended, for use in a Similar Business; (g) any financing transaction with respect to property built or acquired by the Company or any Restricted Subsidiary after the Issue Date including, without limitation, sale-leasebacks and asset securitizations; (h) foreclosures on assets; (i) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; (j) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; (k) any sale of an imaging or therapeutic system to any original manufacturer of imaging or therapeutic systems in exchange for a credit from such manufacturer against the purchase of a replacement or alternate imaging or therapeutic system; and (l) any sale of an imaging or therapeutic system pursuant to an arrangement with a client of the Company or one of its Restricted Subsidiaries; provided that (i) any such system was purchased by the Company or such Restricted Subsidiary within the 90 days prior to the date of such sale and (ii) the Company or such Restricted Subsidiary receives net cash proceeds in connection with the sale in an amount equal to or greater than the amount it paid for such system.

“Asset Sale Offer” has the meaning set forth in Section 1017.

“Asset Sale Purchase Date” has the meaning set forth in Section 1017.

“Authenticating Agent” means the Person appointed, if any, by the Trustee as an authenticating agent pursuant to the last paragraph of Section 303.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state or foreign law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, with respect to any Person, either the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means (i) U.S. dollars, (ii) securities issued or directly and fully guaranteed or insured by the U.S. Government or any agency or instrumentality thereof, (iii) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million, (iv) repurchase obligations for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper rated “A-1” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition, (vi) investment funds investing at least 95% of their assets in securities of the types described in clauses (i)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P and (viii) Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s.

“Change of Control” means the occurrence of any of the following:

(i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole; or

(ii) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and their Related Parties, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Company.

“Change of Control Offer” has the meaning set forth in Section 1016.

“Change of Control Payment” has the meaning set forth in Section 1016.

“Change of Control Payment Date” has the meaning set forth in Section 1016.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated, whether voting or non-voting) of such Person’s common stock, whether outstanding on the Issue Date or issued after the Issue Date and includes, without limitation, all series and classes of such common stock.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman, a Vice-Chairman, President or any Vice President.

“Consent Solicitation” means the solicitation of consents from holders of the 2012 Notes to amend the 2012 Notes and the indentures relating to the 2012 Notes.

“Consolidated” means, with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any period, the sum, without duplication, of: (i) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, non-cash interest payments, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to Hedging Obligations to the extent included in Consolidated Interest Expense, excluding amortization of deferred financing fees) and (ii) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; provided, however, that Receivables Fees shall be deemed not to constitute Consolidated Interest Expense.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that (i) any net after-tax extraordinary or nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) shall be excluded, (ii) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, (iii) any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded, (iv) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded, (v) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period, and (vi) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“Primary Obligations”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation, or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 700 South Flower Street, Suite 500, Los Angeles, California 90017, Attn: Corporate Trust Administration - Alliance HealthCare Services, Inc.

“Covenant Defeasance” has the meaning set forth in Section 1203.

“Credit Facilities” means, with respect to the Company, one or more debt facilities (including, without limitation, the Credit Facility), commercial paper facilities or debt securities issuances with banks or other institutional lenders or noteholders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Facility” means the credit facility provided to the Company pursuant to the Credit Agreement, dated on or about the Issue Date by and among the Company, the lenders listed on the signature pages thereof and Deutsche Bank Trust Company Americas, as administrative agent for the lenders, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and the term Credit Facility shall also include any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any credit facilities or debt securities issuances that replace, refund or refinance any part of the loans, other credit facilities, commitments or securities thereunder, including any such replacement, refunding or refinancing facility that increases the amount borrowable thereunder or alters the maturity thereof.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning set forth in Section 311.

“Depositary” means The Depository Trust Company, its nominees and successors.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

“Designated Preferred Stock” means preferred stock of the Company (other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Company, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in subclause (C) of clause (a) of Section 1009.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date 91 days after the maturity date of the Notes; provided, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or pursuant to any employee benefit plan or award pursuant to any such employee benefit plan; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof (or of any security into which it is convertible or for which it is exchangeable) have the right to require the issuer to repurchase such Capital Stock (or such security into which it is convertible or for which it is exchangeable) upon the occurrence of any of the events constituting an Asset Sale or a Change of Control shall not constitute Disqualified Stock if such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provides that the issuer thereof will not repurchase or redeem any such Capital Stock (or any such security into which it is convertible or for which it is exchangeable) pursuant to such provisions prior to compliance by the Company with the provisions of Sections 1016 and 1017 as the case may be.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus to the extent included in the calculation of such Consolidated Net Income (a) provision for taxes based on income or profits of such Person for such period, plus (b) Consolidated Interest Expense of such Person for such period and any Receivables Fees paid by such Person or any of its Restricted Subsidiaries during such period, plus (c) Consolidated Depreciation and Amortization Expense of such Person for such period, including amortization of deferred financing fees, plus (d) any expenses or charges related to any Equity Offering, Permitted Investment or Indebtedness permitted to be incurred by this Indenture or any costs incurred in the cancellation of stock options, plus (e) the amount of any restructuring charge, severance costs or similar charges, plus (f) without duplication, any other non-cash charges reducing Consolidated Net Income for such period (excluding any such charge which requires an accrual of a cash reserve for anticipated cash charges for any future period), plus (g) the amount of any minority interest expense, plus (h) transactions costs in connection with acquisitions permitted by this Indenture, less (i) without duplication, non-cash items increasing Consolidated Net Income (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or preferred stock of the Company (excluding Disqualified Stock), other than (i) public offerings with respect to the Company’s Common Stock registered on Form S-8 and (ii) any such public or private sale that constitutes an Excluded Contribution.

“Event of Default” has the meaning set forth in Section 501.

“Excess Proceeds” has the meaning set forth in Section 1017.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” has the meaning set forth in the recitals to this Indenture and refers to any Notes containing terms substantially identical to the Initial Notes (except that (i) such Exchange Notes shall not contain terms with respect to transfer restrictions and shall be registered under the Securities Act, and (ii) (whether or not pursuant to a Registration Rights Agreement) provisions relating to the payment of Liquidated Damages thereon shall be eliminated) that are issued and exchanged for Initial Notes in accordance with the Exchange Offer or otherwise registered under the Securities Act (whether or not pursuant to a Registration Rights Agreement), as provided for in this Indenture.

“Exchange Offer” means an offer by the Company to the Holders of Initial Notes to exchange all of such Initial Notes for Exchange Notes, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the “Exchange Offer Registration Statement” as defined in the Initial Registration Rights Agreement, or any similar term in any other Registration Rights Agreement.

“Excluded Contributions” means the net cash proceeds received by the Company after the Issue Date from (i) contributions to its equity capital other than contributions from the issuance of Disqualified Stock and (ii) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Company on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, the cash proceeds of which are excluded from the calculation set forth in subclause (C) of clause (a) of Section 1009.

“Excluded Guarantee” has the meaning set forth in Section 1014.

“Existing Credit Agreement Refinancing” means the refinancing of the existing credit agreement provided to the Company pursuant to the Credit Agreement, dated as of November 2, 1999, as amended, by and among the Company, the lenders party thereto and Deutsche Bank Trust Company Americas, as administrative agent for the lenders.

“Existing Indebtedness” means Indebtedness of the Company or its Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon, after giving effect to the Refinancing Transactions and the anticipated uses of the net proceeds therefrom (including, without limitation, any 2012 Notes that remain outstanding after the expiration of the Tender Offer).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period.  In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than in the case of (i) revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period and (ii) capitalized leases related to imaging or therapeutic systems, in which case imputed interest expense shall be computed from the date of such capitalized lease) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated in good faith by a responsible senior financial or accounting officer of the Company giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, plus the application of any proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter period.  For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.  For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible senior financial or accounting officer of the Company.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of (i) Consolidated Interest Expense of such Person for such period and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of such Person.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on the Issue Date.

“Global Note” means, individually and collectively, each Note deposited with or on behalf of and registered in the name of the Depositary or its nominee that bears the Global Note Legend.

“Global Note Legend” has the meaning set forth in Section 202.

“Government Securities” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.  When used as a verb, “Guarantee” shall have a corresponding meaning.  No Guarantees will be issued in connection with the initial offering and sale of the Notes.

“Guarantor” means any Person that incurs a Guarantee; provided that upon the release and discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.  No Guarantees will be issued in connection with the initial offering and sale of the Notes.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap agreements, currency exchange or interest rate cap agreements and currency exchange or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange,  interest rates or commodity prices.

“Holder” means the Person in whose name a Note is registered in the Note Register.

“Indebtedness” means, with respect to any Person, (a) any indebtedness of such Person, whether or not contingent (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business or (iv) representing any Hedging Obligations, if and to the extent of any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) that would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, (b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and (c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that Contingent Obligations incurred in the ordinary course of business shall be deemed not to constitute Indebtedness and obligations under or in respect of Receivables Facilities shall not be deemed to constitute Indebtedness of a Person.

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the judgment of the Company’s Board of Directors, as evidenced by a Board Resolution, qualified to perform the task for which it has been engaged; provided that such firm or consultant is not an Affiliate of the Company.

“Initial Notes” has the meaning set forth in the recitals to this Indenture.

“Initial Purchasers” means Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., SunTrust Robinson Humphrey, Inc. and Mitsubishi UFJ Securities (USA), Inc., as initial purchasers of the Original Notes.

“Initial Registration Rights Agreement” means the Registration Rights Agreement, dated as of December 1, 2009, among the Company and the Initial Purchasers.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating of “BBB-” or higher by S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding advances to customers, commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes thereto) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.  For purposes of the definition of “Unrestricted Subsidiary” and Section 1009 hereof, (i) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

“Issue Date” means December 1, 2009, the closing date for the sale and issuance of the Original Notes under this Indenture.

“Legal Defeasance” has the meaning set forth in Section 1202.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Liquidated Damages” means all “Liquidated Damages” (as that term is defined in the Initial Registration Rights Agreement or any similar term in any other Registration Rights Agreement) then owing pursuant to a Registration Rights Agreement.

“Management Group” means the group consisting of the Officers of the Company.

“Maturity” means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than required by clause (i) of paragraph (b) of Section 1017) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 305.

“Notes” has the meaning set forth in the recitals to of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Offer Period” means the period from the date of a Change of Control until and including the Change of Control Payment Date.

“Offered Price” has the meaning set forth in Section 1017.

“Offering Memorandum” means the Offering Memorandum dated November 19, 2009, relating to the Original Notes.

“Officer” means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company that meets the requirements set forth in Section 102.

“Offshore Global Note” has the meaning set forth in Section 201.

“Opinion of Counsel” means a written opinion of counsel complying with the requirements of Section 102.  Unless otherwise required by the TIA, such legal counsel may be an employee of or counsel to the Company who shall be acceptable to the Trustee.

“Original Notes” has the meaning set forth in the recitals to this Indenture.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(i)           Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)            Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)            Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

(iv)           Notes in exchange for or in lieu of which other Notes (including pursuant to Section 310) have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 316, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding (provided, that in connection with any offer by the Company or any obligor to purchase the Notes, Notes tendered for purchase will be deemed to be Outstanding and held by the tendering Holder until the date of purchase), except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

“Pari Passu Indebtedness” means (i) with respect to the Notes, Indebtedness which ranks pari passu in right of payment to the Notes, and (ii) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee.

“Paying Agent” means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

“Permitted Holders” means Oaktree Capital Management, L.P., MTS Health Investors, LLC and any of their respective Affiliates and the Management Group.

“Permitted Investments” means (a) any Investment in the Company or any Restricted Subsidiary; (b) any Investment in cash and Cash Equivalents or Investment Grade Securities; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is a Similar Business if as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary; (d) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of Section 1017 hereof or any other disposition of assets not constituting an Asset Sale; (e) any Investment existing on the Issue Date; (f) advances to employees not in excess of $10.0 million outstanding at any one time, in the aggregate; (g) any Investment acquired by the Company or any of its Restricted Subsidiaries (i) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (ii) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iii) in connection with a transaction or series of transactions in which the Person that owns the Investment becomes a Restricted Subsidiary or is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into the Company or a Restricted Subsidiary; provided that such Investment was not made in contemplation of such transaction or series of transactions ; (h) Hedging Obligations permitted under clause (x) of paragraph (b) of Section 1010; (i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business; (j) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (j) that are at that time outstanding, not to exceed the greater of (x) $50.0 million, or (y) 7.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (k) Investments the payment for which consists of Equity Interests of the Company (exclusive of Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under subclause (C) of clause (a) of Section 1009 hereof; (l) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (l) that are at that time outstanding, not to exceed the greater of (x) $30.0 million or (y) 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); (m) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 1012(b) hereof (except transactions described in clauses (ii) and (v) of such paragraph); (n) Investments relating to any special purpose Wholly Owned Subsidiary of the Company organized in connection with a Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility; and (o) guarantees (including Guarantees) permitted under the covenants described in Section 1010 and 1014 hereof.

“Permitted Liens” means:  (a) Liens in favor of the Company or any Restricted Subsidiary; (b) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary; (c) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any of its Restricted Subsidiaries, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than that acquired; (d) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (e) Liens to secure Indebtedness permitted by clause (b)(iv) of Section 1010 hereof; (f) Liens to secure Indebtedness and related Obligations (x) permitted by clause (b)(i), (b)(x) and (b)(xiii) of Section 1010 and (y) additional Indebtedness in excess of the maximum amount permitted pursuant to subclause (x) (to the extent such maximum amount has been borrowed or commitments are in effect with respect to such maximum amount), so long as immediately after giving effect to the incurrence of any Indebtedness pursuant to this subclause (y) (or, in the case of revolving Indebtedness, the obtaining of a commitment for such Indebtedness), the Senior Secured Leverage Ratio would be less than or equal to 3.0 to 1.0; (g) Liens existing on the Issue Date (other than Liens described in clause (f) above); (h) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor; (i) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (j) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; (k) any pledges or deposits in the ordinary course of business in connection with workers’ compensation, employment and unemployment insurance and other social security legislation, other than any Lien imposed by Section 401(a)(29) or Section 412(n) of ERISA; (l) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, or arising as a result of process payments under government contracts to the extent required or imposed by applicable laws, all to the extent incurred in the ordinary course of business; (m) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the real property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person conducted and proposed to be conducted at such real property; (n) financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business; (o) Liens securing the Notes and any Guarantees; (p) Liens securing other Indebtedness in an amount not to exceed $25 million at any time outstanding; (q) Liens securing Refinancing Indebtedness in respect of Indebtedness secured by Liens permitted by clauses (b), (c), (f)(y), (g) and (q) of this definition; provided that such Liens do not extend to any property other than the property which secured the Indebtedness so refinanced; and (r) Liens on accounts receivable and related assets in connection with a Receivables Facility.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Physical Notes” means Notes issued in definitive, certificated form.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 310 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.  Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution adopted by a majority of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with foregoing conditions.

“Private Placement Legend” has the meaning set forth in Section 202.

“Purchase Agreement” means (a) the Purchase Agreement dated November 19, 2009, among the Company and the Initial Purchasers relating to the Original Notes and (b) any other similar Purchase Agreement relating to Additional Notes.

“QIB” means a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

“Receivables Facility” means one or more receivables financing facilities, as amended from time to time, pursuant to which the Company and/or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registration Rights Agreement” means (a) with respect to the Notes issued on the Issue Date, the Initial Registration Rights Agreement and (b) with respect to each issuance of Additional Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Guarantors, if any, and the Persons purchasing such Additional Notes under the related purchase agreement.

“Regular Record Date” for the interest payable on any Interest Payment Date means the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Regulation S” means Regulation S under the Securities Act.

“Refinancing Transactions” means the Tender Offer and Consent Solicitation and the Existing Credit Agreement Refinancing.

“Related Parties” means any Person controlled by a Permitted Holder, including any partnership of which a Permitted Holder or its Affiliates is the general partner.

“Resale Restriction Termination Date” has the meaning set forth in Section 307.

“Responsible Officer,” when used with respect to the Trustee, means any vice president or assistant vice president, any assistant treasurer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period,” with respect to any Original Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 501” means Rule 501 under the Securities Act.

“S&P” means Standard and Poor’s Ratings Group, a division of McGraw-Hill, Inc., and its successors.

“Secured Debt” means, for any Person, the consolidated amount of Indebtedness of such Person and its Restricted Subsidiaries that is secured by a Lien on any assets of such Person or its Restricted Subsidiaries and treating any commitment to provide any revolving Indebtedness as though such commitment was fully drawn; provided that Indebtedness incurred pursuant to a Receivables Facility shall be excluded from any calculation of Secured Debt.

“Senior Secured Leverage Ratio” means, with respect to any Person for any period, the ratio of Secured Debt of such Person as of the last day of the most recent fiscal quarter ending prior to the date of the transaction giving rise to the need to calculate the Senior Secured Leverage Ratio for which internal financial statements are available (the “Transaction Date”) to (y)  EBITDA of such Person for the most recently ended period of four fiscal quarters ending prior to the Transaction Date for which internal financial statements are available determined on a pro forma basis (including a pro forma application of the net proceeds of any such Secured Debt).  In the event the Company or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Senior Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Secured Leverage Ratio is made (the “Calculation Date”), then the Senior Secured Leverage Ratio shall be calculated in good faith by a responsible senior financial or accounting officer of the Company giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, plus the application of any proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter period.  For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation that would have required adjustment pursuant to this definition, then the Senior Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period.  For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible senior financial or accounting officer of the Company.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Statement” means the “Shelf Registration Statement” as defined in the Initial Registration Rights Agreement, or any similar term in any other Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Similar Business” means a business the majority of whose revenues are derived from the provision of diagnostic, therapeutic or other healthcare-related services or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto as determined in good faith by the Board of Directors of the Company.

“Special Interest Payment Date” has the meaning specified in Section 311.

“Special Record Date” has the meaning specified in Section 311.

“Stated Maturity” when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

“Subordinated Indebtedness” means (a) with respect to the Notes, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantee, any Indebtedness of the applicable Guarantor which is by its terms subordinated in right of payment to such Guarantee.

“Subsidiary” means, with respect to any Person, (i) any corporation, association, or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Successor Company” has the meaning set forth in Section 801.

“Successor Guarantor” has the meaning set forth in Section 801.

“Tender Offer” means the cash tender offer for any and all outstanding 2012 Notes commenced by the Company on November 12, 2009.

“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet (excluding the footnotes thereto) of the Company.

“Transfer Restricted Securities” has the meaning given to such term in the Registration Rights Agreement.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to December 1, 2012; provided, however, that if the period from the Redemption Date to December 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in force on the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Subsidiary” means (i) any Subsidiary of the Company which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below); (ii) any Subsidiary of an Unrestricted Subsidiary; and (iii) each of (A) Alliance Diagnostic Venture, LLC; (B) Rhode Island PET Services, LLC; (C) Advanced Imaging of Lafayette, LLC; (D) Los Alamitos Imaging Center, LLC; (E) Western Massachusetts Imaging Center, LLC; (F) Tri-City PET/CT, LLC; (G) Alliance-HNV PET/CT Services, LLC; and (H) Alliance-HNV PET/CT Leasing Company, LLC.  The Board of Directors of the Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns, or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, (b) the Company certifies that such designation complies with Section 1009 hereof and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries, other than guarantees of Indebtedness otherwise permitted by the terms of this Indenture in an aggregate principal amount not to exceed $30 million at any time outstanding.  The Board of Directors may designate any Unrestricted Subsidiary (including any Unrestricted Subsidiary set forth in clause (iii) of this definition) to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (x) the Company could incur at least $1.00 of additional Indebtedness under paragraph (a) of Section 1010 or (y) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.  Any such designation by the Board of Directors shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Global Note” has the meaning set forth in Section 201.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (ii) the sum of all such payments.

“Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 102.                Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Notes (if applicable) shall furnish to the Trustee an Officers’ Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of an Officers’ Certificate and an Opinion of Counsel is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including without limitation certificates provided pursuant to Section 1018(a)) shall include:

(1)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.                Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Notes stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Notes unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.   Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.                Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by a Responsible Officer of the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner that the Trustee deems sufficient.

(c)           The principal amount of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)           If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 310) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 105.                Notices, etc., to Trustee, the Company and Any Guarantor.  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, (1) the Trustee by any Holder or by the Company or any Guarantor or any other obligor on the Notes shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee and received at its Corporate Trust Office, Attention: Corporate Trust Administration - Alliance HealthCare Services, Inc., or (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor. Notwithstanding the foregoing, the Trustee agrees to accept and act upon facsimile transmission of written instructions pursuant to this Indenture given by the Company, provided, however that the Company, subsequent to such facsimile transmission of written instructions, shall provide the originally executed instructions to the Trustee in a timely manner, and such originally executed instructions shall be signed by an authorized signatory.

Section 106.                Notice to Holders; Waiver.  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Section 107.                Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 108.                Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 109.                Separability Clause.  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 110.                Benefits of Indenture.  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, (other than the parties hereto, any Agent and their successors hereunder and each of the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 111.                Governing Law.  THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.  UPON THE ISSUANCE OF EXCHANGE NOTES, IF ANY, OR THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT WITH RESPECT TO ANY NOTES (IF SOONER), THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.

Section 112.                Legal Holidays.  In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 311 or Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 311, Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or date established for payment of Defaulted Interest pursuant to Section 311, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

Section 113.                No Personal Liability of Directors, Officers, Employees, Stockholders or Incorporators.  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor shall have any liability for any obligations of the Company or such Guarantor under the Notes, this Indenture or any Guarantee or for any claim based on, in respect of, or by reason of such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

Section 114.                Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

Section 115.                Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Indenture by the TIA, such required or deemed provision shall control.

ARTICLE TWO

NOTE FORMS

Section 201.                Forms Generally.  The Initial Notes shall be known as the “8% Senior Notes due 2016” and the Exchange Notes shall be known as the “8% Series B Senior  Notes due 2016,” in each case, of the Company.  The Notes and the Trustee’s certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws, the rules of any securities exchange or as may, consistently herewith or with any other agreement or arrangement entered into in connection with such Notes, be determined by the officers executing such Notes, as evidenced by their execution of the Notes.  Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.  Each Note shall be dated the date of its authentication.

The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

The Original Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S.  Such Original Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, institutional Accredited Investors in accordance with Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933.  Additional Notes offered after the date hereof may be offered and sold by the Company from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

The Original Notes shall be issued initially in the form of two or more permanent Global Notes.  Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Article Two hereof (the “U.S. Global Note”) and (ii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Article Two hereof (the “Offshore Global Note”), and in each case shall be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.  The Global Notes shall bear the Global Note Legend.  The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the Private Placement Legend.

Section 202.         Restrictive Legends.  Unless and until (i) an Initial Note is sold under an effective Registration Statement or (ii) an Initial Note is exchanged for an Exchange Note in connection with an effective Registration Statement, whether or not pursuant to a Registration Rights Agreement, each such Global Note and Physical Note representing an Initial Note shall bear the following legend (the “Private Placement Legend”) on the face thereof unless otherwise agreed by the Company and the Holder thereof:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3), OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”),

(2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING THE REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER (CONTAINED IN SECTION 308 OF THE INDENTURE) CAN BE OBTAINED FROM THE TRUSTEE FOR THIS SECURITY), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN ONE YEAR AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each Global Note, whether or not an Initial Note, shall also bear the following legend on the face thereof (the “Global Note Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

If required by the Code or applicable U.S. Treasury regulations (as determined by the Officers executing such Notes), each Note shall bear the following legend on the face thereof:

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE WAS ISSUED WITH “ORIGINAL ISSUE DISCOUNT.”  THE COMPANY WILL, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY MAKE AVAILABLE TO THE HOLDER HEREOF INFORMATION REGARDING THE ISSUE PRICE, ISSUE DATE, YIELD TO MATURITY, AMOUNT OF ORIGINAL ISSUE DISCOUNT (AND ANY OTHER INFORMATION REQUIRED TO BE MADE AVAILABLE TO THE HOLDER PURSUANT TO U.S. TREASURY REGULATIONS), UPON THE WRITTEN REQUEST OF SUCH HOLDER DIRECTED TO ALLIANCE HEALTHCARE SERVICES, INC., 100 BAYVIEW CIRCLE, SUITE 400, NEWPORT BEACH, CA 92660, ATTENTION:  GENERAL COUNSEL.

Section 203.         Form of Certification for Transfer or Exchange of Notes.

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF NOTES

Re:                               Alliance HealthCare Services, Inc. (the “Company”)
8% Senior Notes due 2016 (the “Notes”)

This Certificate relates to $               principal amount of Notes held in the form of*        a beneficial interest in a Global Note or*                Physical Notes by              (the “Transferor”).

The Transferor:

☐            has requested by written order that the Note Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Physical Note or Physical Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

☐            has requested by written order that the Note Registrar exchange or register the transfer of a Physical Note or Physical Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 307 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the “Securities Act”), because*:

☐            Such Note is being acquired for the Transferor’s own account, without transfer (in satisfaction of Section 307 of the Indenture).

☐            Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

☐            Such Note is being transferred to an institutional “accredited investor” (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form provided in Section 308 of the Indenture.

☐            Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form provided in Section 309 to the Indenture accompanies this certification.  [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

☐            Such Note is being transferred in reliance on Rule 144 under the Securities Act.  [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

☐            Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities Act to a person other than an institutional “accredited investor.”  [An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.]

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Capitalized terms used in this certificate and not otherwise defined herein have the meanings assigned thereto in the Indenture.

[INSERT NAME OF TRANSFEROR]

By:
[Authorized Signatory]

Date:

*Check applicable box.

Section 204.         Form of Face of Note.

ALLIANCE HEALTHCARE SERVICES, INC.

8% Senior Note due 2016

CUSIP No. [ ]
ISIN No. [ ]	NO.
$

ALLIANCE HEALTHCARE SERVICES, INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $                     U.S. dollars on December 1, 2016, at the office or agency of the Company referred to below, and to pay interest thereon semi-annually on June 1 and December 1 in each year, at the rate of 8% per annum, until the principal hereof is paid or duly provided for, and (to the extent lawful) to pay on demand interest on any overdue interest at the rate borne by the Notes from the date on which such overdue interest becomes payable to the date payment of such interest has been made or duly provided for.  Interest shall accrue from the most recent date to which interest has been paid or duly provided for, or, if no interest has been duly paid, from the date of issuance; provided that the first Interest Payment Date shall be June 1, 2010(3). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest, and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes, may be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

[THE HOLDER OF THIS NOTE IS ENTITLED TO THE BENEFITS OF THE REGISTRATION RIGHTS AGREEMENT, DATED AS OF DECEMBER 1, 2009 (THE “REGISTRATION RIGHTS AGREEMENT”), BETWEEN THE COMPANY AND THE INITIAL PURCHASERS NAMED THEREIN.](4)

(3)                                  In the case of Original Notes.

(4)                                  Include only for Original Notes.  Include similar language with respect to all Additional Notes subject to a Registration Rights Agreement.

Principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose, or at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes or by wire transfer to an account maintained by the payee located in the United States; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by The Depository Trust Company or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Until otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee, c/o The Bank of New York Mellon Trust Company, N.A., 700 South Flower Street, Suite 500, Los Angeles, California 90017.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee or the Authenticating Agent referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ALLIANCE HEALTHCARE SERVICES, INC.

By:
Name:
Title:

Section 205.         Form of Reverse of Note.  This Note is one of a duly authorized issue of securities of the Company designated as its 8% [Series B(5)] Senior Notes due 2016 (the “Notes”), unlimited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount, of which $190,000,000(6) are initially issued, under an indenture (the “Indenture”) dated as of December 1, 2009 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

(5)           In the case of Exchange Notes

(6)           In the case of the Original Notes.

On or before each payment date, the Company shall deliver or cause to be delivered to the Trustee or the Paying Agent an amount in dollars sufficient to pay the amount due on such payment date.

Except as described below, the Notes will not be redeemable at the Company’s option prior to December 1, 2012.  From and after December 1, 2012, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on December 1 of each of the years indicated below:

Year	Redemption Price

2012	104.00%

2013	102.00%

2014 and thereafter	100.00%

In addition, at any time or from time to time, on or prior to December 1, 2012, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a Redemption Price equal to 108.00% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date, with the net proceeds of one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that such redemption shall occur within 60 days of the date of the closing of any such Equity Offering.

If less than all the Notes are to be redeemed pursuant to the preceding two paragraphs, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed, or if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no such Notes of less than $2,000 shall be redeemed in part.

In addition, at any time on or prior to December 1, 2012, the Company may redeem all or any part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date, subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

In the event of redemption or repurchase of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

Upon the occurrence of a Change of Control, unless the Company has elected to redeem the Notes in connection with such Change of Control, the Company will be required to make an offer to purchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof) of the Notes at a price in cash equal to 101% of the aggregate principal amount of the Notes thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the Indenture.  Holders of Notes that are subject to an offer to purchase will receive a notice of the Change of Control Offer from the Company prior to any related Change of Control Payment Date.

Under certain circumstances, in the event the Net Proceeds received by the Company from an Asset Sale, which proceeds are not used (i) to permanently reduce Obligations under the Credit Facility (or other Indebtedness of the Company secured by a Lien permitted by clause (f) of the definition of Permitted Liens) (and to correspondingly reduce commitments with respect thereto) or other Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes if the Notes are then prepayable without premium or, if the Notes may not be then prepaid without premium, the Company shall make an offer (in accordance with the procedures set forth in the Indenture for an Asset Sale Offer) to all Holders to purchase at 100% of the principal amount thereof the amount of Notes that would otherwise be prepaid), (ii) to make an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case, used or useful in a Similar Business and/or (iii) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale, equal or exceed a specified amount, the Company will be required to make an offer to all Holders and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in the Indenture with respect to Asset Sale Offers to purchase the maximum principal amount of Notes, in an integral multiple of $1,000; provided that no notes of $2,000 or less shall be redeemed in part, such Pari Passu Indebtedness that may be purchased out of such amount at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, in accordance with the Indenture.  Holders of Notes that are subject to any offer to purchase will receive an Asset Sale Offer from the Company prior to any related Asset Sale Purchase Date.

In the case of any redemption or repurchase of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, referred to on the face hereof.  Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Note and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Notes and the Guarantees, if any, at any time by the Company and the Trustee with the consent of the Holders of a specified percentage in aggregate principal amount of the Notes at the time Outstanding.  Additionally, the Indenture permits that, without notice to or consent of any Holder, the Company, any Guarantor and the Trustee together may amend or supplement the Indenture, any Guarantee or this Note (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of Physical Notes, (iii) to comply with Article Eight of the Indenture to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of such Notes, (iv) to otherwise provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of such Notes, (v) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, (vi) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company, (vii) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (viii) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee pursuant to the requirements of Section 610 of the Indenture, (ix) to add a Guarantor under the Indenture or release a Guarantor from its Guarantee pursuant to the terms of the Indenture, or (x) to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of the Notes” section was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture, the Notes and the Guarantees, if any, and certain past Defaults under the Indenture and the Notes and the Guarantees, if any, and their consequences.  Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed, subject to the subordination provisions of the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable on the Note Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection therewith.

Prior to the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

FORM OF TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sells, assigns and transfers unto

[INSERT TAXPAYER IDENTIFICATION NO.]
(please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED ON ALL INITIAL NOTES EXCEPT OFFSHORE GLOBAL NOTES]

In connection with any transfer of this Note occurring prior to the date that is the earlier of the date of an effective Registration Statement, as defined in the Registration Rights Agreement, or December 1, 2010, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[CHECK ONE]

☐ (a)                                                 this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

OR

☐ (b)                                                this Note is being transferred other than in accordance with (a) above and documents are being furnished that comply with the conditions of transfer set forth in this Note and the Indenture.

If neither of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:

	NOTICE:	The signature must correspond with the name as written upon the face of the within- mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:	NOTICE:	To be executed by an executive officer.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, check the applicable Box below:

☐ Section 1016	☐ Section 1017

If you wish to have a portion of this Note purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, state the amount (in original principal amount) below:

$

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Section 206.                            Form of Trustee’s Certificate of Authentication.  The Trustee’s certificate of authentication shall be in substantially the following form:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

By:
Authorized Signatory

Dated:

ARTICLE THREE

THE NOTES

Section 301.                            Title and Terms.  The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.  The aggregate principal amount of Original Notes issued hereunder shall be $190,000,000.  Additional Notes may be issued from time to time, subject to the limitations set forth in Section 1010 hereof.

The Initial Notes shall be known and designated as the “8% Senior Notes due 2016” and the Exchange Notes shall be known and designated as the “8% Series B Senior Notes due 2016,” in each case, of the Company.  The Stated Maturity of the Notes shall be December 1, 2016 and they shall bear interest as set forth in Section 204 hereof and in the Notes.

Principal of, premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose, or at the option of the Company, payment of Liquidated Damages, if any, or interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes or by wire transfer to an account maintained by the payee located in the United States; provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Until otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee at 700 South Flower Street, Suite 500, Los Angeles, California 90017.

Holders shall have the right to require the Company to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 1016.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 1017.

The Notes shall be redeemable as provided in Article Eleven and in the Notes.

Section 302.                            Denominations.  The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 303.                            Execution, Authentication, Delivery and Dating.  The Notes shall be executed on behalf of the Company by its Chief Executive Officer or any Vice President.  The signature of any of these officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

On the Issue Date, the Company shall deliver the Original Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, directing the Trustee to authenticate the Original Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Original Notes.  On Company Order, the Trustee shall authenticate Additional Notes for original issue following the date of this Indenture (so long as permitted by the terms of this Indenture, including, without limitation, Section 1010 hereof) in aggregate principal amount as specified in such Company Order.  On Company Order, the Trustee shall authenticate for original issue Exchange Notes; provided that such Exchange Notes shall be issuable only (a) upon the valid surrender for cancellation of Initial Notes of a like aggregate principal amount in accordance with an Exchange Offer pursuant to a Registration Rights Agreement or (b) otherwise registered under the Securities Act.  In each case, other than with respect to the issuance of the Original Notes, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes.  Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Initial Notes or Exchange Notes, as the case may be, is to be authenticated.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange.  If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes on behalf of the Trustee.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Note Registrar or Paying Agent to deal with the Company and its Affiliates.

Section 304.                            Temporary Notes.  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay.  After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 305.                            Registration; Registration of Transfer and Exchange.  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time.  At all reasonable times, the Note Register shall be open to inspection by the Trustee.  The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the “Note Registrar”) for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

Furthermore, any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest in a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency.  Whenever any Notes are so surrendered for exchange (including an exchange of Initial Notes for Exchange Notes), the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive; provided that no exchange of Initial Notes for Exchange Notes shall occur until an Exchange Offer Registration Statement shall have been declared effective by the Commission, the Trustee shall have received an Officers’ Certificate confirming that the Exchange Offer Registration Statement has been declared effective by the Commission, together with an Opinion of Counsel, and the Initial Notes to be exchanged for the Exchange Notes shall be cancelled by the Trustee.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1016, 1017 or 1108, not involving any transfer.

Section 306.                            Book-Entry Provisions for the Global Note.

(a)                                  The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202 hereof.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

(b)                                 Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 307 hereof.  In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note or (y) has ceased to be a clearing company registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or (ii) a Default or an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.

(c)                                  In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an authentication order from the Company in the form of an Officers’ Certificate, authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d)                                 Any Physical Note constituting an Initial Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b) or (c) shall, except as otherwise provided by Section 307 hereof, bear the Private Placement Legend.

(e)                                  The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 307.                            Special Transfer Provisions.

(a)                                  Transfer and Exchange of Physical Notes.  When Physical Notes are presented to the Note Registrar with a request:

(i)                                to register the transfer of the Physical Notes; or

(ii)                                 to exchange such Physical Notes for an equal principal amount of Physical Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 307 for such transactions are met; provided, however, that the Physical Notes presented or surrendered for registration of transfer or exchange:

(I)                            shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(II)                             in the case of Physical Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is one year after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note, or any predecessor thereto and (y) such earlier or later date, if any, as may be required by any subsequent change in applicable law (the “Resale Restriction Termination Date”), such Physical Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

(A)                              if such Physical Note is being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form provided in Section 203); or

(B)                                if such Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form provided in Section 203); or

(C)                                if such Physical Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form provided in Section 203) and a transferor certificate for Regulation S transfers substantially in the form provided in Section 309; or

(D)                               if such Physical Note is being transferred to an institutional Accredited Investor, delivery of a certification to that effect (substantially in the form provided in Section 203), certificates of the transferee in substantially the form provided in Section 308 and, at the option of the Company and the Trustee, an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act; or

(E)                                 if such Physical Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form provided in Section 203 hereto) and, at the option of the Company and the Trustee, an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act; or

(F)                                 if such Physical Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form provided in Section 203) and, at the option of the Company and the Trustee, an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act.

(b)                                 Restrictions on Transfer of a Physical Note for a Beneficial Interest in a Global Note.  A Physical Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.  Upon receipt by the Note Registrar of a Physical Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Note Registrar, together with:

(A)                              in the case of Physical Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form provided in Section 203, that such Physical Note is being transferred (I) to a Qualified Institutional Buyer or (II) in an offshore transaction in reliance on Regulation S (and, in the case of this clause II, the Company shall have received a transferor certificate for Regulation S transfers substantially in the form provided in Section 309 and, at the option of the Company and the Trustee, an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that such transaction is in compliance with the Securities Act); and

(B)                                written instructions from the Holder thereof, on which the recipient thereof shall be entitled to rely, directing the Registrar or co-Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Note Registrar shall cancel such Physical Note and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly.  If no Global Note representing Notes held by Qualified Institutional Buyers or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers’ Certificate in accordance with Section 102, authenticate such a Global Note in the appropriate principal amount.

(c)                                  Transfer and Exchange of Global Notes.  The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.  Upon receipt by the Note Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the registration of transfer of an interest in a U.S. Global Note or Offshore Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Note Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers’ Certificate in accordance with Section 102, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer.  If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 102, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

(d)                                 Transfer of a Beneficial Interest in a Global Note for a Physical Note.  (i)  Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Physical Note.  Upon receipt by the Note Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

(A)                              if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (substantially in the form provided in Section 203); or

(B)                                if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form provided in Section 203); or

(C)                                if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form provided in Section 203) and a transferor certificate for Regulation S transfers substantially in the form provided in Section 309; or

(D)                               if such beneficial interest is being transferred to an institutional Accredited Investor, delivery of certification (substantially in the form provided in Section 203), a certificate of the transferee in substantially the form provided in Section 308 and, at the option of the Company and the Trustee, an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act; or

(E)                                 if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form provided in Section 203) and, at the option of the Company and the Trustee, an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act; or

(F)                                 if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form provided in Section 203) and, at the option of the Company and the Trustee, an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, then the Note Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers’ Certificate in accordance with Section 102 hereof, the Trustee will authenticate and deliver to the transferee a Physical Note in the appropriate principal amount.

(ii)                                  Physical Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 307(d) hereof shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Note Registrar in writing.  The Note Registrar shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

(e)                                  Restrictions on Transfer and Exchange of Global Notes.  Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(f)                                    Private Placement Legend.  Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Note Registrar shall deliver Notes that do not bear the Private Placement Legend.  Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Note Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred and the Trustee shall have been provided with written notice of this fact, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Trustee shall have been provided with written notice of this fact.

(g)                                 General.  By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

None of the Company, the Trustee, any agent of the Company or the Trustee (including any Paying Agent or Note Registrar) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among  Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

Section 308.                                               Form of Certificate to be Delivered in Connection with Transfers to Non-QIB Institutional Accredited Investors.

[date]

Alliance HealthCare Services, Inc.
c/o The Bank of New York Mellon Trust Company, N.A.
700 South Flower Street, Suite 500
Los Angeles, CA 90017
Attention:  Corporate Trust Administration - Alliance HealthCare Services, Inc.

Dear Sirs:

In connection with our proposed purchase of $           principal amount of the 8% Senior Notes due 2016 (the “Notes”) of Alliance HealthCare Services, Inc., a Delaware corporation (the “Company”), we confirm that:

1.                                       We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing Notes for our own account or for the account of such an institutional “accredited investor” and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business.  We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2.                                       We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary.

3.                                       We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence.  We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the “Resale Restriction Termination Date”) that is one year after the later of the original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Company or any subsidiary of the Company, (b) inside the United States to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act (c) inside the United States to an “institutional accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act (e) pursuant to any other available exemption from the registration requirements of the Securities Act or (f) pursuant to an effective registration statement under the Securities Act.  We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an opinion of counsel, certification and/or other information satisfactory to the Company and the Trustee.

We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with.  We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter.  We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

We represent that the Company and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete.  You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

As used herein, the terms “offshore transaction,” “United States” and “U.S. person” have the respective meanings given to them in Regulation S under the Securities Act.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Very truly yours,

By:	(Name of Purchaser)
Date:

Upon transfer the Notes would be registered in the name of the new beneficial owner as follows:

NAME	ADDRESS	TAXPAYER ID NUMBER

Section 309.                                               Form of Certificate to be Delivered in Connection with Transfers of an Offshore Global Note.

[date]

The Bank of New York Mellon Trust Company, N.A.
Attention:  Corporate Trust Department – Alliance HealthCare Services, Inc.

Re:               Alliance HealthCare Services, Inc. (the “Company”) 8%
Senior Notes due 2016 (the “Notes”)

Ladies and Gentlemen:

In connection with our proposed sale of $                       aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1)                                  the offer of the Notes was not made to a person in the United States;

(2)                                  either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3)                                  no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

(4)                                  the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a Restricted Period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Section 310.                                               Mutilated, Destroyed, Lost and Stolen Notes.  If (i) any mutilated Note is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, any Guarantor and the Trustee such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company any Guarantor or the Trustee that such Note has been acquired by a bona fide or otherwise protected purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, any Guarantor and any other obligor upon the Notes, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 311.                                               Payment of Interest; Interest Rights Preserved.  Interest and Liquidated Damages, if any, on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose pursuant to Section 1002; provided, however, that each installment of interest and Liquidated Damages, if any, may at the Company’s option be paid by mailing a check for such interest and Liquidated Damages, if any, payable to or upon the written order of the Person entitled thereto pursuant to Section 312, to the address of such Person as it appears in the Note Register; provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes represented by one or more permanent Global Notes registered in the name of or held by the Depositary or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.  Until otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee at 700 South Flower Street, Suite 500, Los Angeles, California 90017.

Any interest and Liquidated Damages, if any, on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and Liquidated Damages, if any, and (to the extent lawful) interest on such defaulted interest and Liquidate Damages, if any, at the rate borne by the Notes (such defaulted interest and Liquidated Damages, if any, and interest thereon herein collectively called “Defaulted Interest”) shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)                                  the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date (not less than 30 days after such notice) of the proposed payment (the “Special Interest Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a special Record Date (the “Special Record Date”) for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                  the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 312.                                               Persons Deemed Owners.  Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 311) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

Section 313.                                               Cancellation.  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  If the Company shall acquire any of the Notes other than as set forth in the preceding sentence, the acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 313.  No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Notes held by the Trustee shall be returned to the Company.

Section 314.                                               Computation of Interest.  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 315.                                               CUSIP Numbers.  The Company in issuing Notes may use “CUSIP” numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such CUSIP numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers.  The Company shall promptly notify the Trustee of any change of the CUSIP numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401.                                               Satisfaction and Discharge of Indenture.  This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of the Trustee under Article Six and as to surviving rights of registration of transfer or exchange of Notes expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(1)                                  either

(a)                                  all such Notes theretofore authenticated and delivered (except (i) lost, stolen or destroyed Notes which have been replaced or paid as provided in Section 310 and (ii) Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

(b)                                 all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest and Liquidated Damages, if any, to the date of the Stated Maturity or Redemption Date;

(2)                                  no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)                                  the Company or any Guarantor has paid or caused to be paid all sums payable hereunder by the Company or any Guarantor;

(4)                                  the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or the Redemption Date, as the case may be; and

(5)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the provisions of Section 402 and the last paragraph of Section 1003 shall survive such satisfaction and discharge.

Section 402.                                               Application of Trust Money.  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 401; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 501.                                               Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i)                  default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium on, if any, the Notes;

(ii)               default for 30 days or more in the payment when due of interest on or Liquidated Damages, if any, with respect to the Notes;

(iii)            failure by the Company or any Guarantor for 30 days after receipt of written notice given by the Trustee or the holders of at least 30% in principal amount of the Notes then Outstanding to comply with any of its other agreements in this Indenture or the Notes;

(iv)           default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries (other than Indebtedness owed to the Company or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if both (A) such default either: (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods); or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $20.0 million or more at any one time outstanding;

(v)              failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(vi)           the Company or any of its Significant Subsidiaries (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) pursuant to or within the meaning of the Federal Bankruptcy Code:  (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; (D) makes a general assignment for the benefit of its creditors, or (E) admits in writing that it is generally not paying its debts (other than debts which are the subject of a bona fide dispute) as they become due;

(vii)        a court of competent jurisdiction enters an order or decree under the Federal Bankruptcy Code that remains unstayed and in effect for 60 days and: (A) is for relief against the Company or any of its Significant Subsidiaries (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) in an involuntary case; (B) appoints a Custodian of the Company or any of its Significant Subsidiaries (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) or for all or substantially all of the property of the Company or any of its Significant Subsidiaries (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or (C) orders the liquidation of the Company or any of its Significant Subsidiaries (or group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); provided that clauses (A), (B) and (C) shall not apply to an Unrestricted Subsidiary, unless such action or proceeding has a material adverse effect on the interests of the Company or any Restricted Subsidiary; or

(viii)     any Guarantee by a Significant Subsidiary shall for any reason cease to be in full force and effect or is declared null and void or any Officer of the Company or any Guarantor which is a Significant Subsidiary denies that it has any further liability under any Guarantee or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture).

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been received by a Responsible Officer of the Trustee at the Corporate Trust Office.

Section 502.                                               Acceleration of Maturity; Rescission and Annulment.  If any Event of Default (other than of a type specified in Section 501(vi) or 501(vii)) with respect to the Company and not solely with respect to one or more Significant Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the Outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then Outstanding Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) and such principal and interest shall be due and payable immediately.  Notwithstanding the foregoing, in the case of an Event of Default specified in Section 501(vi) or 501(vii) occurs and is continuing, with respect to the Company and not solely with respect to one or more Significant Subsidiaries, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Notes Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(1)                                  the Company has paid or deposited with the Trustee a sum sufficient to pay,

(A)                              all overdue interest and Liquidated Damages, if any, on all Outstanding Notes;

(B)                                all unpaid principal of (and premium, if any, on) any Outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal and premium at the rate borne by the Notes (for purposes of this clause (B) without duplication to amounts to be paid or deposited under clause (A) above);

(C)                                to the extent that payment of such interest is lawful, interest on overdue interest at the rate borne by the Notes; and

(D)                               all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2)                                  all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513;

(3)                                  if the rescission would not conflict with any judgment or decree; and

(4)                                  in the event of the cure or waiver of an Event of Default specified in clause (iv) of Section 501, the Trustee shall have received an Officers’ Certificate and if appropriate, an Opinion of Counsel pursuant to Section 102 that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.                                               Collection of Indebtedness and Suits for Enforcement by Trustee.  If an Event of Default specified in Section 501(i) or 501(ii) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Guarantor (in accordance with the applicable Guarantee) or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, any Guarantor or any other obligor upon the Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 513.  No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 504.                                               Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)                  to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)               to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

Section 505.                                               Trustee May Enforce Claims Without Possession of Notes.  All rights of action and claims under this Indenture, the Notes or the Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

Section 506.                                               Application of Money Collected.  Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 607;

SECOND:  To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD:  The balance, if any, to the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 507.                                               Limitation on Suits.  No Holder of any Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(1)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)                                  the Holders of not less than 30% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                  such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                  the Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority or more in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Note or any Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Note or any Guarantee, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 508.                                               Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 311) interest and Liquidated Damages, if any, on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption or repurchase, on the Redemption Date or repurchase) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.                                               Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor on the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.                                               Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 310, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.                                               Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.                                               Control by Holders.  The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided that

(1)                                  such direction shall not be in conflict with any rule of law or with this Indenture or any Guarantee;

(2)                                  the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting, and shall have the right it is entitled to under Section 603(a)(5); and

(3)                                  subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513.                                               Waiver of Past Defaults.  Subject to Sections 508 and 902, the Holders of a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture or any Guarantee except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of, any such Note held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of each Holder affected thereby in accordance with Section 902 hereof.

In the event that any Event of Default specified in Section 501(iv) shall have occurred and be continuing, such Event of Default and all consequences thereof (including, without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Notes, if within 20 days after such Event of Default arose (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (z) if the default that is the basis for such Event of Default has been cured.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 514.                                               Waiver of Stay or Extension Laws.  The Company, the Guarantors and any other obligors upon the Notes, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company, any Guarantor or any such obligor from paying all or any portion of the principal of, premium, if any, or interest on the Notes contemplated herein or in the Notes or which may affect the covenants or the performance of this Indenture; and each of the Company, any Guarantor and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 515.                                               Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Note on or after the respective Stated Maturities expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

ARTICLE SIX

THE TRUSTEE

Section 601.                                               Certain Duties and Responsibilities.

(a)                                  Except during the continuance of a Default or an Event of Default,

(1)                                  the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                  in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions required to be delivered hereunder, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(b)                                 In case a Default or an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Notes or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)                                  this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(3)                                  the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of the Outstanding Notes received by the Trustee pursuant to Sections 502, 512 and 513 hereof or in exercising any trust or power conferred upon the Trustee, under this Indenture; and

(4)                                  no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.                                               Notice of Defaults.  Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder actually known to a Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in clause (iii) of Section 501 no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 603.                               Certain Rights of Trustee.

(a)  Subject to the provisions of TIA Sections 315(a) through 315(d):

(1)                                  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

(2)                                  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(3)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate or an Opinion of Counsel or both;

(4)                                  the Trustee may consult with counsel of its selection and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)                                  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(7)                                  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)                                  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(9)                                  the rights privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(10)                            the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any such person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(11)                            in no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances;

(12)                            in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(13)                            the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, provided, however, that, the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 604.                                               Trustee Not Responsible for Recitals or Issuance of Notes.  The recitals contained herein and in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes and shall not be responsible for any statement of any Person in this Indenture, the Notes or any statement made in connection with the sale of the Notes, provided that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein.  The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

Section 605.                                               May Hold Notes.  The Trustee, any Paying Agent, any Note Registrar, any Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent.

Section 606.                                               Money Held in Trust.  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 607.                                               Compensation and Reimbursement.  The Company agrees:

(1)                                  pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)                                  except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and costs and expenses of collection), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(3)                                  to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, employees and agents) for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture.  As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Holders of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(vi) or (vii), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

To the extent the Notes are Guaranteed, then the Company’s obligation to indemnify the Trustee shall be joint and several with any such Guarantor or Guarantors.

The provisions of this Section shall also apply to the Trustee in its capacity as Note Registrar and for so long as the Trustee shall remain Note Registrar.

The provisions of this Section shall survive the termination of this Indenture.

Section 608.                               Corporate Trustee Required; Eligibility.  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1), and which shall have a combined capital and surplus of at least $50,000,000.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 609.                               Resignation and Removal; Appointment of Successor.

(a)                                  No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section.

(b)                                 The Trustee may resign at any time by giving written notice thereof to the Company.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee.  If an instrument of acceptance required by this Section shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company.  If an instrument of acceptance required by this Section shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, such Holders may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If at any time:

(1)           the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 106.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 610.          Acceptance of Appointment by Successor.  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611.          Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.  In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee.  In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 612.          Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

ARTICLE SEVEN

HOLDERS LISTS AND REPORTS BY
TRUSTEE AND COMPANY

Section 701.          Company to Furnish Trustee Names and Addresses.  The Company will furnish or cause to be furnished to the Trustee

(a)           semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b)           at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Note Registrar, no such list need be furnished.

Section 702.                Disclosure of Names and Addresses of Holders.  Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

Section 703.                Reports by Trustee.  Within 60 days after May 15 of each year commencing with May 15, 2010, the Trustee shall transmit to the Holders, as their names and addresses appear on the Note Register, a brief report dated as of such May 15, in accordance with, and to the extent required under, Section 313 of the TIA.

ARTICLE EIGHT

MERGER, CONSOLIDATION, OR SALE
OF ALL OR SUBSTANTIALLY ALL ASSETS

Section 801.          Company May Consolidate, etc., Only on Certain Terms.

(1)           the Company shall not consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Company or such Person, as the case may be, being herein called the “Successor Company”); (ii) the Successor Company (if other than the Company) expressly assumes all the obligations of the Company under this Indenture and the

Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness under the provisions of paragraph (a) of Section 1010 or (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such Ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and (vi) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.  The Successor Company shall succeed to, and be substituted for, the Company under this Indenture and the Notes.  Notwithstanding the foregoing, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another State of the United States so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby.

(2)           Subject to the provisions set forth in clause (b) of Section 1014, each Guarantor, if any, shall not, and the Company shall not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless: (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”); (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default shall have occurred and be continuing; and (iv) the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.  The Successor Guarantor shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee.

Section 802.                Successor Substituted.  Upon any consolidation of the Company with or merger of the Company with or into or wind up into any other corporation or any sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or wound up or to which such sale, assignment, conveyance, transfer, lease or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Notes; provided that, solely with respect to calculating amounts described in clauses (A), (B) and (C) of paragraph (a) of Section 1009, any such surviving entity to the Company shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation, combination or transfer of assets.

ARTICLE NINE

SUPPLEMENTS AND AMENDMENTS TO INDENTURE

Section 901.                Supplemental Indentures without Consent of Holders.  Without the consent of any Holders of Notes, the Company, any Guarantor (with respect to a Guarantee to which it is a party), when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, any Guarantee or the Notes:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of Physical Notes;

(3)           to comply with Article Eight hereof to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of such Notes;

(4)           to otherwise provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of such Notes;

(5)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any such Holder;

(6)           to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(7)           to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(8)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 610;

(9)           to add a Guarantor hereunder or to release a Guarantor from its Guarantee as permitted under the terms of this Indenture; or

(10)         to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of the Notes” section was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes.

Section 902.                Supplemental Indentures with Consent of Holders.  With the consent of the Holders of at least a majority in principal amount of the Outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of each Holder affected thereby (with respect to any Notes held by a nonconsenting Holder of the Notes):

(1)           reduce the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change or have the effect of changing the Stated Maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than Sections 1016 and 1017 and the defined terms used therein);

(3)           reduce the rate of or change the time for payment of interest on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes Outstanding and a waiver of the payment default that resulted from such acceleration), or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5)           make any Note payable in currency other than that stated in such Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of or premium, if any, or interest on the Notes;

(7)           make any change in the foregoing amendment and waiver provisions;

(8)           impair the right of any Holder of the Notes to receive payment of principal of, or interest or Liquidated Damages on, such Holder’s Notes on or after the due dates relating thereto or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(9)           modify or change any provision of this Indenture or the related definitions affecting the ranking of the notes in a manner that would adversely affect the Holders of the Notes.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.                Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

Section 904.                Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

Section 905.                Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906.                Reference in Notes to Supplemental Indentures.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 907.                Notice of Supplemental Indentures.  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture.

ARTICLE TEN

COVENANTS

Section 1001.             Payment of Principal, Premium, if any, and Interest.  The Company shall pay or cause to be paid the principal of, premium, if any, interest, and Liquidated Damages, if any, on the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, interest, and Liquidated Damages, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, interest and Liquidated Damages, if any, then due.

Section 1002.             Maintenance of Office or Agency.  The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 305.

Section 1003.             Money for Note Payments to be Held in Trust.  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.  The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004.             Corporate Existence.  Subject to Article Eight hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 1005.             Taxes.  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental charges except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 1006.             Maintenance of Properties.  The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

Section 1007.             Insurance.  To the extent available at commercially reasonable rates, the Company will maintain, and will cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size, including professional and general liability, property and casualty loss, workers’ compensation and interruption of business insurance.

Section 1008.             Compliance with Laws.  The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 1009.             Limitation on Restricted Payments.

(a)           The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:  (i) declare or pay any dividend or make any distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities); (ii) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, or maturity, any Subordinated Indebtedness (other than Indebtedness permitted under clauses (vii) and (ix) of Section 1010(b) hereof); or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(A)          no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(B)           immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of paragraph (a) of Section 1010; and

(C)           such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (v) (only to the extent that amounts paid pursuant to such clause are greater than amounts that would have been paid pursuant to such clause if $5.0 million and $10.0 million were substituted in such clause for $10.0 million and $20.0 million, respectively), (vi) (only to the extent of one-half of such amounts), (ix) and (x) of paragraph (b) of this Section 1009, but excluding all other Restricted Payments permitted by paragraph (b) of this Section 1009), is less than the sum of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from January 1, 2010 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors, of marketable securities received by the Company since immediately after the Issue Date from the issue or sale of Equity Interests of the Company (excluding Excluded Contributions) or debt securities of the Company issued or sold after the Issue Date that have been converted into such Equity Interests (including Retired Capital Stock) of the Company (other than Refunding Capital Stock (as defined below), or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iii) the aggregate amount by which Indebtedness (other than Subordinated Indebtedness) of the Company or any Restricted Subsidiary is reduced on the Company’s consolidated balance sheet on or after the Issue Date upon the conversion or exchange of any debt securities issued or sold on or prior to the Issue Date that are convertible into Equity Interests of the Company (other than Refunding Capital Stock (as defined below) or Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary of the Company and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus (iv) 100% of the aggregate amount of cash and marketable securities contributed to the capital of the Company following the Issue Date (excluding Excluded Contributions), plus (v) 100% of the aggregate amount received in cash and the fair market value of marketable securities (other than Restricted Investments) received after the Issue Date from (A) the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company and its Restricted Subsidiaries after the Issue Date; or (B) a dividend from, or the sale (other than to the Company or a Restricted Subsidiary) of the stock of, an Unrestricted Subsidiary after the Issue Date (other than an Unrestricted Subsidiary the Investment in which was made by the Company or a Restricted Subsidiary after the Issue Date pursuant to clauses (vii) or (xi) of paragraph (b) of this Section 1009).

(b)           The foregoing provisions will not prohibit:

(i)            the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;

(ii)           (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (the “Retired Capital Stock”) or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than any Disqualified Stock) (the “Refunding Capital Stock”), and (B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (vi) of this paragraph (b), the declaration and payment of dividends on the Refunding Capital Stock in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement; provided, however, that at the time of the declaration of any such dividends, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(iii)          distributions or payments of Receivables Fees;

(iv)          the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company so long as (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, and fees and expenses payable in connection with such redemption, repurchase, acquisition or retirement), (B) such Indebtedness is subordinated to the senior indebtedness and the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value, (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(v)           a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Company held by any future, present or former employee, director or consultant of the Company or any Subsidiary pursuant to any management equity plan, stockholder agreement, or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (v) does not exceed in any calendar year $10.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $20.0 million in any calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed: (i) the cash proceeds from the sale of Equity Interests of the Company to members of management, directors or consultants of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interest have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of paragraph (a) of this Section 1009); plus (ii) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less (iii) the amount of any Restricted Payments made after the Issue Date pursuant to clauses (i) and (ii) of this subparagraph (v); and provided further that cancellation of Indebtedness owing to the Company from members of management of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Section 1009 or any other provision of this Indenture;

(vi)          the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date (including, without limitation, the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii)); provided, however, that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on a pro forma basis, the Company and its Restricted Subsidiaries would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii)         Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made since the Issue Date pursuant to this clause (vii) that are at that time outstanding, not to exceed $50.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(viii)        repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

(ix)           the payment of dividends on the Company’s Common Stock, following the first public offering of the Company’s Common Stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering, other than public offerings with respect to the Company’s Common Stock registered on Form S-8;

(x)            a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company which are not held by Oaktree Capital Management or any of its Affiliates (including any Equity Interests issued in respect of such Equity Interests as a result of a stock split, recapitalization, merger, combination, consolidation or otherwise, but excluding any management equity plan or stock option plan or similar agreement), provided that the aggregate Restricted Payments made since the Issue Date under this clause (x) shall not exceed $50 million, provided further that notwithstanding the foregoing proviso, the Company shall be permitted to make Restricted Payments under this clause (x) only if after giving effect thereto, the Company would be permitted to incur at least $1.00 of additional Indebtedness under the provisions of Section 1010(a) hereof;

(xi)          Investments in Unrestricted Subsidiaries that are made with Excluded Contributions;

(xii)         the payment of dividends on Disqualified Stock which is issued in accordance with Section 1010 hereof;

(xiii)        other Restricted Payments since the Issue Date in an aggregate amount not to exceed $50 million; and

(xiv)        the redemption, repurchase or other acquisition or retirement of the 2012 Notes pursuant to the Tender Offer or otherwise;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (v), (vi), (vii), (ix), (x), (xi), (xii) and (xiii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)           In the future, the Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.”  For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.”  Such designation will only be permitted if an Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.  Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Indenture.

Section 1010.             Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock.

(a)           The Company shall not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “Incur” and collectively, an “Incurrence”) any Indebtedness (including Acquired Indebtedness) and the Company will not issue any shares of Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company’s and the Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

(b)           Section 1010(a) shall not apply to:

(i)            the incurrence by the Company or its Restricted Subsidiaries of Indebtedness under Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $580.0 million outstanding at any one time;

(ii)           the incurrence by the Company of Indebtedness represented by the Notes;

(iii)          the Existing Indebtedness (other than Indebtedness described in clauses (i) and (ii));

(iv)          Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (iv) and including all Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv), does not exceed the greater of (x) $50.0 million or (y) 7.5% of Total Assets;

(v)           Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(vi)          Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of the Company or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(vii)         Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which will result in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness;

(viii)        shares of preferred stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case to be an issuance of shares of preferred stock;

(ix)          Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that (A) any such Indebtedness is made pursuant to an intercompany note and (B) if a Guarantor incurs such Indebtedness from a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary shall be deemed, in each case to be an incurrence of such Indebtedness;

(x)           Indebtedness of the Company or any Restricted Subsidiary in respect of Hedging Obligations that are incurred in the ordinary course of business: (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding, (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges or (C) for the purpose of fixing or hedging commodity price risk;

(xi)          obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(xii)         Indebtedness of any Guarantor in respect of such Guarantor’s Guarantee;

(xiii)        Indebtedness of the Company and any of its Restricted Subsidiaries not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (xiii), does not exceed $150.0 million at any one time outstanding;

(xiv)        (A) any guarantee by the Company of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, (B) any Excluded Guarantee (as defined in Section 1014 hereof) of a Restricted Subsidiary and (C) any Guarantee by a Restricted Subsidiary so long as the Indebtedness being guaranteed was permitted to be incurred under this Section 1010 and such Restricted Subsidiary complies with Section 1014 hereof;

(xv)         the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness which serves to refund, refinance or restructure any Indebtedness incurred as permitted under paragraph (a) of this Section 1010 and clauses (ii), (iii), (iv) and (xii) or clause (xvi) of this paragraph (b), or any Indebtedness issued to so refund, refinance or restructure such Indebtedness including additional Indebtedness incurred to pay premiums, expenses and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Notes, such Refinancing Indebtedness is subordinated or pari passu to the Notes at least to the same extent as the Indebtedness being refinanced or refunded and (C) shall not include (x) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or Indebtedness of a non-Guarantor that refinances Indebtedness of a Guarantor or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

(xvi)        Indebtedness or Disqualified Stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness or Disqualified Stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition, either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness under the provisions of Section 1010(a) or (B) the Fixed Charge Coverage Ratio is greater than immediately prior to such acquisition or merger; and

(xvii)       guarantees by the Company or its Restricted Subsidiaries of the obligations of joint ventures of the Company or its Restricted Subsidiaries; provided that the maximum aggregate amount of all such guaranteed obligations shall at no time exceed $25 million.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is contractually subordinated in right of payment to any other Indebtedness of the Company or any Indebtedness of any Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Notes, or such Guarantor’s Guarantee, as the case may be.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (i) through (xvii) above or is entitled to be incurred pursuant to paragraph (a) of this Section 1010, the Company shall, in its sole discretion, classify and may later reclassify such item of Indebtedness in any manner that complies with this covenant.  Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 1010. Indebtedness under the Credit Facility outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (b)(i) above.

Section 1011.             Liens.

(a)  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness (other than Permitted Liens) on any asset or property of the Company or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless (i) the Notes are equally and ratably secured with the obligations so secured or (ii) if such Lien secures Subordinated Indebtedness, the Notes are secured by a Lien on the same property, assets, income or profits which is senior to such Lien to the same extent as the Notes are senior to such Subordinated Indebtedness, in each case until such time as such obligations are no longer secured by a Lien.

(b)           No Guarantor shall directly or indirectly create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness (other than Permitted Liens) of such Guarantor on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless (i) the Guarantee of such Guarantor is equally and ratably secured with the obligations so secured or (ii) if such Lien secures Subordinated Indebtedness, the Guarantee of such Guarantor is secured by a Lien on the same property, assets, income or profits which is senior to such Lien to the same extent as the Guarantee of such Guarantor is senior to such Subordinated Indebtedness, in each case until such time as such obligations are no longer secured by a Lien.

(c)           Any Lien created, incurred or existing in respect of unfunded pension obligations or any similar obligations of the Company or any of its Restricted Subsidiaries or any Guarantor shall not be deemed to give rise to any obligations under this Section 1011.

Section 1012.             Transactions with Affiliates.

(a)  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $5.0 million, unless (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution adopted by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)           Notwithstanding Section 1012(a), this Section 1012 shall not apply to the following:  (i) transactions between or among the Company and/or any of its Restricted Subsidiaries; (ii) Restricted Payments permitted by Section 1009 hereof or Permitted Investments; (iii) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary; (iv) payments by the Company or any of its Restricted Subsidiaries to Oaktree Capital Management, MTS Health Investors and their respective Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith; (v) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; provided that such transaction also meets the requirements of clause (i) of paragraph (a) of this Section 1012; (vi) payments or loans to employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith; (vii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders of the Notes in any material respect) or any transaction contemplated thereby; (viii) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (viii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect; (ix) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and (x) sales of accounts receivable, or participations therein, in connection with any Receivables Facility.

Section 1013.             Dividend and Other Payment Restrictions Affecting Subsidiaries.  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a)           (i) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or

(ii)           pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(b)          make loans or advances to the Company or any of its Restricted Subsidiaries; or

(c)           sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1)           contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Facility and its related documentation;

(2)           this Indenture and the Notes;

(3)           purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(4)           applicable law or any applicable rule, regulation or order;

(5)           any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)           contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7)           secured Indebtedness otherwise permitted to be incurred pursuant to Sections 1010 and 1011 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8)           restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9)           other Indebtedness of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of Section 1010 hereof;

(10)         provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

(11)         customary provisions contained in leases and other agreements entered into in the ordinary course of business;

(12)                          restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Company, are necessary or advisable to effect such Receivables Facility; or

(13)                          any encumbrances or restrictions of the type referred to in paragraphs (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 1014.                                        Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

(a)  The Company shall not permit any Restricted Subsidiary to guarantee the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary except that) if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes; (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and (iii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that (A) such Guarantee of the Notes has been duly executed and authorized and (B) such Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity; provided that this paragraph (a) shall not be applicable to any guarantee of any Restricted Subsidiary (x) that (A) existed at the time such Person became a Restricted Subsidiary of the Company and (B) was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or (y) that guarantees the payment of Obligations of the Company or any Restricted Subsidiary under the Credit Facilities or any Hedging Obligations and any refunding, refinancing or replacement thereof, in whole or in part; provided that such Credit Facilities and any such refunding, refinancing or replacement thereof is not incurred pursuant to a registered offering of securities under the Securities Act or a private placement of securities (including under Rule 144A) pursuant to an exemption from the registration requirements of the Securities Act (any guarantee excluded by operations of this clause (y) being an “Excluded Guarantee”).

(b)                                 Notwithstanding the foregoing and the other provisions of this Indenture, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of shares of  Capital Stock representing a majority of the voting power outstanding of, or all or substantially all the assets of, such Restricted Subsidiary or any merger or consolidation of such Restricted Subsidiary in which such Restricted Subsidiary is not the surviving entity (which sale, exchange, transfer, merger or consolidation is not prohibited by this Indenture), (ii) the release or discharge of the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee, (iii) such Restricted Subsidiary is designated an Unrestricted Subsidiary as provided in the definition of “Unrestricted Subsidiary” or (iv) the obligations of the Company and the Guarantors have been terminated or discharged, as the case may be, pursuant to, and in compliance with, the provisions of Article Four or Article Twelve hereof.

Section 1015.                                        [RESERVED]

Section 1016.                                        Purchase of Notes upon a Change of Control.

(a)                                 Upon the occurrence of a Change of Control, unless the Company has elected to redeem the Notes in connection with such Change of Control, the Company will make an offer to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase.  Within 30 days following any Change of Control, the Company will mail a notice to each Holder of Notes issued hereunder in the manner set forth in Section 106, with a copy to the Trustee, with the following information:  (1) a Change of Control Offer is being made pursuant to this Section 1016, and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment; (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as may be otherwise required by applicable law (the “Change of Control Payment Date”); (3)  any Note not properly tendered will remain outstanding and continue to accrue interest; (4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date; (5) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the paying agent receives, not later than the close of business on the last day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount such Holder’s tendered Notes, and a statement that such Holder is withdrawing his tendered Notes and his election to have such Notes purchased; and (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

(b)                                 On the Change of Control Payment Date, the Company shall, to the extent permitted by law, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officers’ Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.  The Paying Agent shall promptly mail to each Holder of Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.  The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date with prompt written notice of any such announcement to be given to the Trustee.

(c)                                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent that such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described herein by virtue thereof.

(d)                                 The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Section 1016 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

(e)                                  A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of the Change of Control Offer.

(f)                                   The Notes repurchased by the Company pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Company.  Notes purchased by a third party pursuant to Section 1016(d) hereof will have the status of Notes issued and outstanding.

Section 1017.                                        Asset Sales.

(a)  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless (x) the Company, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets sold or otherwise disposed of and (y) at least 75% of the consideration therefor received by the Company, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of (A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary

(other than liabilities that are by their terms subordinated to the Notes), that are assumed by the transferee of any such assets, (B) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, (C) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of: (x) $50.0 million or (y) 7.5% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value); and (D) any stock or assets of the kind referred to in clauses (ii) or (iii) of the following paragraph of this covenant shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

(b)                                 Within 365 days after the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option, (i)  to permanently reduce Obligations under the Credit Facility (or other Indebtedness of the Company secured by a Lien permitted by clause (f) of the definition of Permitted Liens) (and to correspondingly reduce commitments with respect thereto) or other Pari Passu Indebtedness (provided that if the Company shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes if the Notes are then prepayable without premium or, if the Notes may not be then prepaid without premium, the Company shall make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at 100% of the principal amount thereof the amount of Notes that would otherwise be prepaid), (ii) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case, used or useful in a Similar Business and/or (iii) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale.  Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities.  Any Net Proceeds from the Asset Sale that are not invested as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall make an offer to all Holders of Notes and all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an “Asset Sale Offer”) to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, provided that no notes of $2,000 or less shall be redeemed in part, and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for the closing of such offer (the “Offered Price”).  The Company shall commence an Asset Sale Offer with respect to Excess Proceeds within 20 Business Days after the date on which the aggregate amount of Excess Proceeds exceeds $25.0 million by giving to each Holder of the Notes, with a copy to the Trustee, in the manner provided in Section 106 a notice stating:

(i)                  that the Holder has the right to require the Company to repurchase such Holder’s Notes at the Offered Price, subject to proration in the event the Excess Proceeds are less than the aggregate Offered Price of all Notes tendered;

(ii)               the date of purchase of Notes pursuant to the Asset Sale Offer (the “Asset Sale Purchase Date”), which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed;

(iii)            that the Offered Price will be paid to Holders electing to have Notes purchased on the Asset Sale Purchase Date; provided that a Holder must surrender its Note to the Paying Agent at the address specified in the notice prior to the close of business at least five Business Days prior to the Asset Sale Purchase Date;

(iv)           any Note not tendered will continue to accrue interest pursuant to its terms;

(v)              that unless the Company defaults in the payment of the Offered Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest on and after the Asset Sale Purchase Date;

(vi)           that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Company receives, not later than the close of business on the third Business Day preceding the Asset Sale Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes tendered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

(vii)        that the Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof; and

(viii)     the instructions a Holder must follow in order to have his Notes purchased in accordance with this Section 1017.

To the extent that the aggregate amount of Notes and other Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered into such Asset Sale offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, such Excess Proceeds shall be allocated pro rata (based on the aggregate principal amount tendered) among the Notes and such Pari Passu Indebtedness, and the Trustee shall select the Notes to be purchased on a pro rata basis in the manner described in Section 1104.  Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 1017, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

Section 1018.                                        Compliance Certificate.

(a)                                 The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (which as of the date hereof ends on December 31), an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and there is no Default or Event of Default which has occurred and is continuing in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)                                 The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, within 5 Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default.

Section 1019.                                        Reports.  Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and deliver to the Trustee and to each Holder and to prospective purchasers of Notes, annual and quarterly reports and such information, documents and other reports as are specified in Section 13 or 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such sections, such information, documents and reports to be so filed and delivered at the times specified for the filing of such information, documents and reports under such sections; provided, however, that the Company shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

FOR SO LONG AS ANY NOTES REMAIN OUTSTANDING, IF AT ANY TIME THE COMPANY IS NOT REQUIRED TO FILE WITH THE COMMISSION THE REPORTS AND OTHER INFORMATION REQUIRED BY THE PRECEDING PARAGRAPH, THE COMPANY SHALL FURNISH TO THE HOLDERS AND PROSPECTIVE INVESTORS, UPON THEIR REQUEST, THE INFORMATION REQUIRED TO BE DELIVERED PURSUANT TO RULE 144A(d)(4) UNDER THE SECURITIES ACT.

Delivery of reports, information and documents required by this Section 1019 to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder as to which the Trustee is entitled to rely exclusively on Officers’ Certificates.

Section 1020.                                        Further Assurances.  The Company shall, upon the request of the Trustee or the Holders of the Notes, execute and deliver such further instruments and perform such further acts as may reasonably be necessary or proper to carry out more effectively the provisions of this Indenture.

ARTICLE ELEVEN

REDEMPTION OF NOTES

Section 1101.                                        Redemption.  The Notes may or shall, as the case may be, be redeemed, as a whole or from time to time in part, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest and Liquidated Damages, if any, to the Redemption Date specified in the form of the Note.

Section 1102.                                        Applicability of Article.  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 1103.                                        Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Notes pursuant to Section 1101 shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

Section 1104.                                        Selection by Trustee of Notes to be Redeemed.  If less than all the Notes are to be redeemed, selection of such Notes for redemption shall be made by the Trustee not more than 60 days prior to the Redemption Date, from the Outstanding Notes not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no Notes of less than $2,000 shall be redeemed in part.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

Section 1105.                                        Notice of Redemption.  Notice of redemption shall be given in the manner provided for in Section 106, at least 30 but not more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed at such Holder’s registered address.  The Trustee shall give notice of redemption in the Company’s name and at the Company’s expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date (or such shorter period acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

All notices of redemption shall identify the securities to be redeemed and shall state:

(1)                                 the Redemption Date,

(2)                                 the Redemption Price and the amount of accrued interest and Liquidated Damages, if any, to the Redemption Date payable as provided in Section 1107, if any,

(3)                                 if less than all Outstanding Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption,

(4)                                 in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

(5)                                 that on the Redemption Date the Redemption Price (and accrued interest, if any, and Liquidated Damages, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Notes called for redemption (or the portion thereof) will cease to accrue on and after said date,

(6)                                 the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any, and Liquidated Damages, if any,

(7)                                 the name and address of the Paying Agent,

(8)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(9)                                 the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Notes, and

(10)                          the paragraph of the Notes pursuant to which the Notes are to be redeemed.

Section 1106.                                        Deposit of Redemption Price.  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest and Liquidated Damages, if any, on, all the Notes which are to be redeemed on that date.

Section 1107.                                        Notes Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, and Liquidated Damages, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest and Liquidated Damages, if any,) such Notes shall cease to bear interest.  Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, and Liquidated Damages, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 311.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

Section 1108.                                        Notes Redeemed in Part.  Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered; provided that each such new Note will be in a principal amount of $2,000 or integral multiple of $1,000 in excess thereof.

ARTICLE TWELVE

LEGAL DEFEASANCE AND
COVENANT DEFEASANCE

Section 1201.                                        Company’s Option To Effect Legal Defeasance or Covenant Defeasance.  The Company and the Guarantors may, at their option by Board Resolution, at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

Section 1202.                                        Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes and each Guarantor shall be deemed to have been discharged from its obligations with respect to its Guarantee on the date the conditions set forth in Section 1204 are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, such Legal Defeasance means that the Company and any such Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense and upon the written request of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on such Notes when such payments are due, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, (B) the Company’s obligations with respect to such Notes under Sections 304, 305, 310, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company’s obligations in connection therewith, including without limitation under Article Six hereof, and (D) this Article Twelve.

Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

Section 1203.                                        Covenant Defeasance.  Upon the Company’s exercise under Section 1201 of the option applicable to this Section 1203, the Company and each Guarantor shall be released from its obligations under any covenant contained in Section 801 and in Sections 1006 through 1019 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Notes will not be outstanding for accounting purposes).  For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(iii), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 1204.                                        Conditions to Legal Defeasance or Covenant Defeasance.  The following shall be the conditions to application of either Section 1202 or Section 1203 to the Outstanding Notes:

(i)                  The Company must irrevocably deposit with the Trustee (or another trustee satisfying the requirements of this Indenture who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, interest and Liquidated Damages, if any, due on the Outstanding Notes on the Stated Maturity or on the applicable Redemption Date as the case may be, of such principal, premium, if any, or interest on the Outstanding Notes;

(ii)               in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)            in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(v)              such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(vi)           the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(vii)        the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 1205.                                        Deposited Money and U.S. Government Securities to be Held in Trust; Other Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 1003, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Securities held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

Section 1206.                                        Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 1205 by reason of any legal proceeding or by any reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money and Government Securities held by the Trustee or Paying Agent.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ALLIANCE HEALTHCARE SERVICES, INC.,
a Delaware corporation

By:	/s/ Eli H. Glovinsky
Name:	Eli H. Glovinsky
Title:	Executive Vice President, General Counsel and Secretary

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THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Alex Briffett
Name:	Alex Briffett
Title:	Authorized Signatory

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